Exhibit 99.1

Tingo Group Receives Nasdaq Notification

Relating to its Delayed Quarterly Report on Form 10-Q Filing

MONTVALE, N.J., – August 29, 2023 – Tingo Group, Inc. (NASDAQ: TIO) (“Tingo” or the “Company”), a profitable and fast growing fintech and agri-fintech company, today announced that on August 22, 2023, it received written notice (the “Notice”) from The Nasdaq Stock Market (“Nasdaq”) indicating that, as a result of not having timely filed its Quarterly Report on Form 10-Q (the “Form 10-Q”) for the period ended June 30, 2023, the Company is not in compliance with Nasdaq Listing Rule 5250(c)(1), which requires timely filing of all required periodic financial reports with the Securities and Exchange Commission (the “SEC”).

Nasdaq requires that the Company submit a plan no later than October 23, 2023, to regain compliance. If Nasdaq accepts the plan, Nasdaq can grant the Company an extension of up to 180 calendar days from the due date of the Form 10-Q, or until February 20, 2024, to regain compliance.

The Company is working diligently to finalize and file its late periodic financial reports as soon as possible within the timeline prescribed by Nasdaq.

The Notice has no immediate impact on the listing of the Company’s securities, which will continue to trade on Nasdaq, subject to the Company’s compliance with other continued listing requirements of Nasdaq.

About Tingo Group

Tingo Group, Inc. (Nasdaq: TIO) is a global Fintech and Agri-Fintech group of companies with operations in Africa, Southeast Asia and the Middle East. Tingo Group’s wholly owned subsidiary, Tingo Mobile, is a leading Agri-Fintech company operating in Africa, with a comprehensive portfolio of innovative products, including a ‘device as a service’ smartphone and a value added service platform. As part of its globalization strategy, Tingo Mobile has recently begun to expand internationally and entered into trade partnerships that are contracted to increase the number of subscribed farmers from 9.3 million in 2022 to more than 32 million, providing them with access to services including, among others, the Nwassa ’seed-to-sale’ marketplace platform, insurance, micro-finance, and mobile phone and data top-up. Tingo Group’s other Tingo business verticals include: TingoPay, a SuperApp in partnership with Visa, that is currently in beta version, offering a wide range of B2C and B2B services including payment services, an e-wallet, foreign exchange and merchant services; Tingo Foods, a food processing business that processes raw foods into finished products such as rice, groundnut oil, nut products, wheat, millet and maize; and Tingo DMCC, a commodity trading platform and agricultural commodities export business based out of the Dubai Multi Commodities Center. In addition to its Tingo business verticals, Tingo Group also holds and operates an insurance brokerage platform business in China; and Magpie Securities, a regulated finance services Fintech business operating out of Hong Kong and Singapore. For more information visit tingogroup.com.

Disclaimer

The information in this news release includes certain information and statements about management and the Company’s board of director’s view of future events, expectations, plans and prospects that constitute forward looking statements. These statements are based upon assumptions that are subject to significant risks and uncertainties. Because of these risks and uncertainties and as a result of a variety of factors, the actual results, expectations, achievements or performance may differ materially from those anticipated and indicated by these forward-looking statements. Any number of factors could cause actual results to differ materially from these forward-looking statements as well as future results. Although the Company believes that the expectations reflected in forward looking statements are reasonable, it can give no assurance that the expectations of any forward-looking statements will prove to be correct. These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those discussed and identified in public filings made with the SEC by the Company and: (i) the results of the independent review; (ii) the risk of restatement of the Company’s previously reported financial statements or the identification of one or more material weaknesses in internal control over financial reporting; (iii) costs relating to the independent review, which are likely to be material; (iv) the outcome of any legal proceedings that may be instituted against the Company, including as may result from the independent review and (v) the ability to meet stock exchange continued listing standards. Except as required by law, the Company disclaims any intention and assumes no obligation to update or revise any forward-looking statements to reflect actual results, whether as a result of new information, future events, changes in assumptions, changes in factors affecting such forward-looking statements or otherwise.

Investor Relations Contact

949-491-8235

TIO@mzgroup.us

www.mzgroup.us